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                                                                 EXHIBIT 99.B-10

                       [MORRISON & FOERSTER LETTERHEAD]


November 17, 1995


The Griffin Funds, Inc.
5000 Rivergrade Road
Irwindale, California  91706

       Re:      Post-Effective Amendment No. 7 to
                The Griffin Funds, Inc. Registration Statement on Form N-1A
                -----------------------------------------------------------

Gentlemen:

       We have acted as counsel for The Griffin Funds, Inc., a Maryland corporation (the "Company"), in connection with the registration of 81,932,017 shares of common stock of the Company ("Shares") pursuant to Post-Effective Amendment No. 7 and Amendment No. 10 to the Company's Registration Statement on Form N-1A (SEC File Nos. 33-67148 and 811-7948) under the Securities Act of 1933. The registration of such Shares is being made in reliance on Rule 24e-2 under the Investment Company Act of 1940.

       We have been requested by the Company to furnish this opinion as an exhibit to the Post-Effective Amendment to the Registration Statement.

       We have examined such records, documents, instruments, certificates of public officials and of the Company, made such inquiries of the Company, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

       Based upon and subject to the foregoing, we are of the opinion that:

       The issuance of the Shares registered pursuant to Rule 24e-2 has been duly and validly authorized by all appropriate corporate action and, assuming delivery by sale or in accord with the Company's dividend reinvestment plan in accordance with the Company's then current Registration Statement under the Securities Act of 1933, the Shares will be validly issued, fully paid and nonassessable by the Company.

       We consent to the inclusion of this opinion as an exhibit to Post-Effective Amendment No. 7 and Amendment No. 10 to the Company's Registration Statement.

       The opinion given above is subject to the condition that the Company shall have complied or will comply with the provisions of any applicable laws, regulations and permits of any state or foreign country in which any of the Shares are sold or are issued in accord with the Company's dividend reinvestment plan.

                                Very truly yours,



                                MORRISON & FOERSTER